Exhibit 4.6

OHIO EDISON COMPANY

with

THE BANK OF NEW YORK,
As Trustee

Thirteenth Supplemental Indenture

Providing among other things for

Mortgage Bonds

Guarantee Series D of 2005 due 2034

Dated as of June 1, 2005

SUPPLEMENTAL INDENTURE, dated as of June 1, 2005, between Ohio Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to.

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York, as Trustee (hereinafter called the “Trustee”), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to secure bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, which Indenture as heretofore and hereby supplemented is hereinafter referred to as the “Indenture”; and

WHEREAS, the Company has entered into a Waste Water Facilities and Solid Waste Facilities Loan Agreement, dated as of June 1, 2005, with the Ohio Water Development Authority (the “Authority”) in connection with which the Authority will issue $40,000,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds Series 2005-B (Ohio Edison Company Project) (the “Revenue Bonds”) under a Trust Indenture, dated as of June 1, 2005 (the “Revenue Bond Indenture”), between the Authority and J.P. Morgan Trust Company, National Association, as trustee (the “Revenue Bond Trustee”), in order to provide funds to loan to the Company for the purpose of refunding certain bonds previously issued by the Authority to assist the Company in the financing of the cost of certain waste water facilities and solid waste facilities;

WHEREAS, in conjunction with the issuance of the Revenue Bonds, the Company has entered into an Insurance Agreement, dated as of June 22, 2005 (the “Insurance Agreement”), between the Company and Financial Guaranty Insurance Company, a New York stock insurance corporation (the “Insurer”), under which the Insurer has agreed to issue a municipal bond new issue insurance policy (the “Policy”) in favor of the holders of the Revenue Bonds, and the Company has agreed to deliver to the Insurer a series of bonds issued by the Company under its General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, as supplemented, to The Bank of New York, as Trustee (the “Indenture”), as security for the Insurer’s payment of the amounts due under the Policy; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture, consisting of $40,000,000 in aggregate principal amount to be designated as “Mortgage Bonds, Guarantee Series D of 2005 due 2034” (hereinafter referred to as the “bonds of Guarantee Series D of 2005”), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bond below:

[Form of Bond of Guarantee Series D of 2005]

This bond is not transferable except (i) to a successor to Financial Guaranty Insurance Company (“FGIC”) under the Insurance Agreement dated as of June 22, 2005, between the Company and FGIC, or (ii) in compliance with a final order of a court of competent jurisdiction or in connection with any bankruptcy or reorganization proceeding of the Company.

OHIO EDISON COMPANY

Mortgage Bond, Guarantee Series D of 2005 due 2034

Due January 1, 2034

$_________________                                                                                                                                       No. ____

Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to,          or registered assigns, _______________________________ Dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, on January 1, 2034, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said offices or agencies to the registered owner hereof, in like coin or currency, interest thereon from the Interest Payment Date (as defined herein) next preceding the date of this bond unless the date hereof is prior to the first Interest Payment Date for the bonds of this series, in which case from June 22, 2005 (the date of original issuance of the bonds of this series) (or, if this bond is dated between the Record Date (as defined herein) for any Interest Payment Date and such Interest Payment Date, then from such Interest Payment Date), at the rate from time to time borne by the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2005-B (Ohio Edison Company Project) (the “Revenue Bonds”) issued by the Ohio Water Development Authority (the “Authority”) under the Trust Indenture, dated as of June 1, 2005 (the “Revenue Bond Indenture”), between the Authority and J.P. Morgan Trust Company, National Association, as trustee (the “Revenue Bond Trustee”); provided, however, that in no event shall the rate of interest borne by the Bonds of this series exceed 12% per annum. Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

The interest so payable on any Interest Payment Date will, subject to certain exceptions in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the Record Date. As used herein, “Interest Payment Date” and “Record Date” shall mean an Interest Payment Date and Record Date, respectively, as defined in the Revenue Bonds.

The provisions of this bond are continued on the reverse-hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his or her signature or a facsimile thereof, and its corporate seal to be affixed hereto or reproduced hereon, attested by its Corporate Secretary or an Assistant Corporate Secretary, by his or her signature or a facsimile thereof.

Dated:
OHIO EDISON COMPANY

Attest:	By:

Title:

__________________________
Title:

[Form of Trustee’s Authentication Certificate]

Trustee’s Authentication Certificate

This is one of the bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Reverse of Form of Bond of Guarantee Series D of 2005]

OHIO EDISON COMPANY

Mortgage Bond, Guarantee Series D of 2005 due 2034

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented by indentures supplemental thereto to which Indenture as so amended and supplemented (herein referred to as the “Indenture”) reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

The bonds of this series are issued and to be issued in order to provide security to Financial Guaranty Insurance Company, a New York stock insurance corporation (the “Insurer”), in connection with its issuance of a municipal bond new issue insurance policy (the “Policy”) in favor of the holders of the Revenue Bonds pursuant to the Insurance Agreement dated as of June 22, 2005 (the “Insurance Agreement”) between the Insurer and the Company in connection with the issuance of the Revenue Bonds. In order to provide monies to fund a loan made by the Authority to the Company pursuant to a Waste Water Facilities and Solid Waste Facilities Loan Agreement dated as of June 1, 2005 between the Authority and the Company (the “Loan Agreement”), the Authority issued the Revenue Bonds under and pursuant to the Revenue Bond Indenture. Payments made by the Company of principal and interest on the bonds of this series are intended to be sufficient to reimburse the Insurer for any payments of principal and interest made by the Insurer on the Revenue Bonds pursuant to the Policy.

The bonds of this series are not transferable except (i) as required to effect an assignment to a successor of the Insurer under the Insurance Agreement or (ii) in compliance with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.

The Company’s obligation to make payments with respect to interest on the bonds of this series shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of interest on the Revenue Bonds shall have been fully or partially paid (other than by the application of the proceeds of any payment by the Insurer under the Policy), as the case may be, or there shall have been deposited with the Revenue Bond Trustee pursuant to the Revenue Bond Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of interest on the Revenue Bonds (other than by the application of the proceeds of any payment by the Insurer under the Policy). Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall be obligated to make payments with respect to interest on the bonds of this series only to the extent that the Insurer has made a payment with respect to the Revenue Bonds under the Policy.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any on the bonds of this series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received written notice from the Insurer, signed by an authorized officer thereof, stating that the Insurer is exercising its rights under the Insurance Agreement with respect to the bonds of this series.

Upon payment of the principal of any Revenue Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Revenue Bond Indenture (other than by the application of the proceeds of any payment by the Insurer under the Policy), the bonds of this series in a principal amount equal to the principal amount of such Revenue Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of this series shall be surrendered to and canceled by the Trustee. From and after the Release Date (as defined in the Insurance Agreement), the bonds of this series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date or promptly following, the bonds of this series shall be surrendered to and canceled by the Trustee.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the occurrence and continuance of an Event of Default (as defined in the Indenture) as in the Indenture provided.

The bonds of this series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the redemption date, upon receipt by the Trustee of written advice from the Insurer, confirmed in writing by the Revenue Bond Trustee, stating that the principal amount of all Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date or dates from which interest on the Revenue Bonds has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the bonds of this series plus accrued interest thereon to the date fixed for such redemption. The date fixed for such redemption shall be set forth in the aforesaid written advice and shall not be (i) earlier than the later of (a) the date specified in such written advice as the date of accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture, and (b), unless the registered owner or owners of the bonds of this series, waives the requirement of notice of such redemption, forty five days after the Trustee’s receipt of such written advice and (ii) later than fifty days after such date of accelerated maturity. Any required notice of redemption (or if the requirement for such notice is waived, such redemption) shall become null and void for all purposes under the Indenture upon receipt by the Trustee of written notice from the Insurer of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption (or if the requirement for such notice is waived, specified in the aforesaid written advice), and thereupon no redemption of the bonds of this series and no payment in respect thereof as specified in such notice of redemption (or if the requirement for such notice is waived, as specified in the aforesaid written advice) shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Insurer or impair any right consequent on such subsequent written advice.

The bonds of this series are not otherwise redeemable prior to their maturity.

Unless the requirement for such notice is waived in accordance with the preceding paragraph, any redemption of the bonds of this series shall be made after written notice to the registered owner or owners of such bonds of this series, sent by the Trustee by first class mail postage prepaid, at least 30 days and not more than 60 days before the redemption date, unless a shorter notice period is consented to in writing by the registered owner or owners of all bonds of this series and such consent is filed with the Trustee, and such redemption and notice shall be made in the manner provided in the Supplemental Indenture, subject to the provisions of the Indenture.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

The bonds of this series are issuable only as a single registered bond without coupons in a denomination equal to the aggregate principal amount of bonds of this series outstanding. If and to the extent this bond becomes transferable, the registered owner hereof, in person or by attorney duly authorized, may effectuate such transfer at an office or agency of the Company, in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

[End of Form of Bond of Guarantee Series D of 2005]

and

Whereas, all things necessary to make the bonds of Guarantee Series D of 2005, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture has in all respects been duly authorized; and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of Guarantee Series D of 2005, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture;

NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by the Company, that all such bonds of Guarantee Series D of 2005 are to be issued, authenticated and delivered, subject to this Supplemental Indenture and to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

SECTION 1. Bonds of Guarantee Series D of 2005 shall mature on the date set forth in the form of bond hereinbefore set forth and, subject to the provisions of said form, shall bear interest at the rate from time to time borne by the Revenue Bonds; provided, however, that in no event shall the rate of interest borne by any bonds of Guarantee Series D of 2005 exceed 12% per annum. Such interest shall be payable as set forth in said form of bond of the 2005 Guarantee Series, and such bonds of said series shall be designated as hereinbefore in the fourth Whereas clause set forth. Both principal of and interest on said bonds shall be payable, to the extent specified in the form of bond hereinabove set forth, in any coin or currency of the United States of America which at the time of payment is a coin or currency in which the Revenue Bonds are payable and is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio. Definitive bonds of said series may be issued, originally or otherwise, only as registered bonds without coupons, and in denominations of $1,000 and authorized multiples thereof. Such bonds and the Trustee’s certificate of authentication shall be substantially in the form hereinbefore recited, and delivery of a bond of the 2005 Guarantee Series to the Trustee for authentication shall be conclusive evidence that the multiple thereof and its serial number have been duly approved by the Company.

The bonds of Guarantee Series D of 2005 shall be redeemable as provided in the respective form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.

Bonds of Guarantee Series D of 2005 may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series hereinabove recited.

The person in whose name any bond of the 2005 Guarantee Series is registered at the close of business on any Record Date for such series with respect to any Interest Payment Date for such series shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as provided in Section 3.07 of the Indenture.

Notices and demands to or upon the Company in respect of the bonds of Guarantee Series D of 2005, this Supplemental Indenture and the Indenture may be served at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York and in the City of Akron, Ohio.

SECTION 2. As more fully set forth in the form thereof hereinabove recited, the Company’s obligation to make payments with respect to interest on the bonds of Guarantee Series D of the 2005 shall be fully or partially satisfied and discharged to the extent that, at the time any such payment shall be due, the corresponding amount then due of interest then due on the Revenue Bonds shall have been fully or partially paid (other than by the application of the proceeds of any payment by the Insurer under the Policy), as the case may be, or there shall have been deposited with the Revenue Bond Trustee pursuant to the Revenue Bond Indenture trust funds sufficient under such indenture to fully or partially pay, as the case may be, the corresponding amount then due of interest on the Revenue Bonds (other than by the application of the proceeds of any payment by the Insurer under the Policy). Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall be obligated to make payments with respect to interest on the bonds of Guarantee Series D of 2005 only to the extent that the Insurer has made a payment with respect to the Revenue Bonds under the Policy.

Upon payment of the principal of any Revenue Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Revenue Bond Indenture (other than by the application of the proceeds of any payment by the Insurer under the Policy), bonds of Guarantee Series D of 2005 in a principal amount equal to the principal amount of such Revenue Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of Guarantee Series D of 2005 shall be surrendered to and cancelled by the Trustee. From and after the Release Date (as defined in the Insurance Agreement), the bonds of Guarantee Series D of 2005 shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date, the bonds of Guarantee Series D of 2005 shall be surrendered to and canceled by the Trustee.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest, if any on the bonds of Guarantee Series D of 2005 as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received written notice from the Insurer, signed by an authorized officer thereof, stating that the Insurer is exercising its rights under the Insurance Agreement with respect to the bonds of Guarantee Series D of 2005.

SECTION 3. Bonds of Guarantee Series D of 2005 are not transferable except in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the Indenture or as otherwise provided in the form of bond hereinabove set forth. If and to the extent bonds of Guarantee Series D of 2005 become transferable, such transfer may be accomplished by the Holders thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series hereinabove recited.

SECTION 4. The principal amount of bonds of Guarantee Series D of 2005 which may be authenticated and delivered hereunder is limited to the aggregate principal amount of Forty Million Dollars ($40,000,000).

Bonds of Guarantee Series D of 2005 in the aggregate principal amount of Forty Million Dollars ($40,000,000) may at any time subsequent to the execution hereof be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the recording hereof) upon the basis of Unbonded Class “A” Bonds issued and delivered to the Trustee for such purpose, pursuant to a Company Order referred to in Section 4.01 of the Indenture and upon receipt by the Trustee of the opinions and other documents required by Sections 4.01 and 4.02 of the Indenture.

SECTION 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of Guarantee Series D of 2005 (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 6. The consideration for the bonds of Guarantee Series D of 2005 shall be the issuance by the Insurer of the Policy pursuant to the Insurance Agreement.

SECTION 7. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

SECTION 8. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 9. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Ohio Edison Company and The Bank of New York have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Corporate Secretaries or one of their Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers, all as of the day and year first above written.

OHIO EDISON COMPANY

By:

Stanley F. Szwed Vice President

[Seal]

Attest: _____________________________
Edward J. Udovich
Assistant Corporate Secretary

Signed, Sealed and Acknowledged on behalf of
Ohio Edison Company in the presence of:

___________________________
George J. Andler

___________________________
James G. Smith

THE BANK OF NEW YORK, as Trustee

By:

Louis P. Young Vice President

[Seal]

Attest: ____________________________
Julie Salovitch-Miller
Vice President

Signed, Sealed and Acknowledged on behalf of
The Bank of New York in the presence of:

______________________________
Remo Reale
Vice President

______________________________
Barbara Bevelaqua
Vice President

STATE OF OHIO                    )
) ss.:
COUNTY OF SUMMIT             )

On the ____ day of June in the year 2005 before me, the undersigned, personally appeared Stanley F. Szwed and Edward J. Udovich, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Vice President and Assistant Corporate Secretary, respectively, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

Constance E. Roberts Notary Public Residence - Summit County Statewide Jurisdiction, Ohio My Commission Expires October 14, 2007

[SEAL]

STATE OF NEW YORK             )
) ss.:
COUNTY OF NEW YORK          )

On the ___ day of June in the year 2005 before me, the undersigned, personally appeared Louis P. Young and Julie Salovitch-Miller, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity as Vice President and Vice President, respectively, of The Bank of New York, and that by their signatures on the instrument, the individuals, or the person or entity upon behalf of which the individuals acted, executed the instruments.

William J. Cassels Notary Public, State of New York No. 01CA5027729 Qualified in Bronx County Commission expires May 18, 2006

[SEAL]

The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York
101 Barclay Street
City, County and State of New York 10286

THE BANK OF NEW YORK

By:

Louis P. Young Vice President

This instrument was prepared by FirstEnergy Corp.